UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 24, 2022
Warner Bros. Discovery, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34177

Delaware	35-2333914
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

230 Park Avenue South
New York, New York 10003
(Address of principal executive offices, including zip code)

212-548-5555
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[☐]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock	WBD	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On October 24, 2022, Warner Bros. Discovery, Inc. (“Warner Bros. Discovery” or the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, certain estimates of pre-tax restructuring charges to be incurred by the Company, related to restructuring and transformation initiatives implemented by the Company to achieve significant cost synergies. The Company is now filing this Amendment No.1 to the Original Form 8-K in order to amend and supplement the Company’s disclosure under Item 2.05 of the Original Form 8-K. The Original Form 8-K otherwise remains unchanged.

Item 2.05.    Costs Associated with Exit or Disposal Activities

As previously disclosed in the Original Form 8-K, the Company anticipated that it would incur total pre-tax restructuring charges of $3.2 - $4.3 billion related to its restructuring and transformation initiatives, which included content impairment and development write-offs of approximately $2.0 - $2.5 billion.

The Company has revised certain estimates related to its restructuring and transformation initiatives that were previously disclosed in the Original Form 8-K, which indicated that the strategic analysis of content programming was ongoing. The Company now expects to incur total pre-tax restructuring charges of $4.1 - $5.3 billion, which includes $2.8 - $3.5 billion of content impairment and development write-offs. The Company is not revising the previously disclosed estimates for organization restructuring costs, facility consolidation activities and other contract termination costs, or cash expenditures.

The Company’s restructuring efforts are ongoing and could result in additional impairments above the revised estimates. The restructuring initiatives are still expected to be substantially completed by the end of 2024.

The revised estimates noted above are subject to a number of assumptions. Actual results may differ materially as a result of various important factors, including the risks and uncertainties described under the heading “Cautionary Note Regarding Forward-Looking Statements” below.

Cautionary Note Regarding Forward-Looking Statements
Information set forth in this filing contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof. Warner Bros. Discovery’s actual results could differ materially from those stated or implied due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Company's 2021 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 24, 2022, in the Company’s Quarterly Report on Form 10-Q filed with the SEC on April 26,
2022, in the Company's Quarterly Report on Form 10-Q filed with the SEC on August 5, 2022 and its subsequent filings made with the SEC. Forward-looking statements include statements regarding Warner Bros. Discovery’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements include, without limitation, statements regarding future financial and operating results, Warner Bros. Discovery’s plans, objectives, expectations and intentions, targets and other statements that are not historical facts. Warner Bros. Discovery expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in

Warner Bros. Discovery’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 9.01.    Financial Statements and Exhibits

101	Inline XBRL Instance Document - the instance document does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Bros. Discovery, Inc.

Date: December 14, 2022	By:	/s/ Gunnar Wiedenfels
Gunnar Wiedenfels
Chief Financial Officer